UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 8.01. OTHER EVENTS.

On June 13, 2013, Regis Corporation (the “Company”) provided notice pursuant to the optional prepayment provision of the Ninth Amended and Restated Private Shelf Agreement (the “Agreement”), originally dated October 3, 2000 and amended as of December 19, 2012, that the Company will prepay on June 27, 2013 the remaining outstanding principal balances of $35.7 and $53.6 million on its 6.05% $50,0000,000 Series O Senior Notes, due September 27, 2017 and 6.05% $75,000,000 Series P Senior Notes, due December 27, 2017, respectively, to the holders of the Series O Senior Notes and Series P Senior Notes.

In accordance with the Agreement, the Company will pay 100% of the remaining amounts of these notes plus any accrued interest, together with the make-whole premium of approximately $10.5 to $11.1 million. The make-whole premium may fluctuate and is based upon various treasury bill rates of various maturities in effect on June 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: June 19, 2013	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary